Fidelity Bond Coverage

Underwriter:	Continental Casualty Company

Period for which premiums have been paid: From 12:01 a.m. on 8/19/2017 to 12:01 a.m.

on 8/19/2018.

Policy Number: 169906855

Company	Coverage	Premium
Causeway ETMF Trust	$40,000,000	$0